BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

200 Haddonfield Berlin Road, Suite 402
Gibbsboro, New Jersey 08026-1239
(856) 346-2828 Fax (856) 346-2882

Consent of Independent Registered Public Accounting Firm

Mobilepro Corp.
6701 Democracy Boulevard, Suite 202
Bethesda, MD 20817

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Registration No. 333-137973) and on Form S-8 (Registration No. 333-114500) of Mobilepro Corp. of our report dated June 12, 2007, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2007 appearing in the Company’s Annual Report on Form 10-K.

Our report expresses our opinion that because of the effect of the material weaknesses on the achievement of the objectives of the control criteria, Mobilepro Corp. did not maintain effective internal control over financial reporting as of March 31, 2007 and our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

June 29, 2007

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
CENTER FOR AUDIT QUALITY (CAQ)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY